                                                                Exhibit 10(h)

                                     6, 7(a), 10 and 13 Amended as of 2/19/97
                                                    13 Amended as of 12/11/97

                          1ST SOURCE CORPORATION
                   NON-QUALIFIED STOCK OPTION AGREEMENT


            This option is granted effective as of January 1, 1992, by 1ST SOURCE CORPORATION (the "Corporation") to Christopher J. Murphy, III (the "Optionee") in accordance with the following terms and conditions:

            1. OPTION GRANT. The Corporation hereby grants to the optionee options (the "Options"), which options are not intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended, to purchase 50,000 shares (the "Option Shares") of the common stock of the Corporation at the price of $29.75 per share (the "Exercise Price"). The Exercise Price is equal to the last sale price as reported for the Corporation's common stock on December 31, 1991, by the NASDAQ Exchange.

            2. EXERCISE PERIOD. The Options shall be exercisable only during the period (the "Exercise Period") commencing from the date on which such Options vest (as defined in Section 3) and ending at 5:00 p.m., South Bend, Indiana time, on the date ten (10) years after the date on which such options vest, such later time and date being hereinafter referred to as the "Expiration Date." For example, the Exercise Period for the 10,000 Option Shares which vest on January 1, 1992, shall begin on January 1, 1992, and expire on December 31, 2002. During the Exercise Period, all vested Options as defined in Section 3 below shall be immediately exercisable in whole at any time or in part from time to time.

            3. VESTING OF OPTIONS. Twenty percent (20%) of the aggregate Options granted hereunder will vest on January 1, 1992, with the remaining Options to vest at the rate of twenty percent (20%) of the aggregate options per year on each succeeding January 1 (i. e., 20% on January 1, 1993, 20% on
                                       -  -
January 1, 1994, etc.).

            4. METHOD OF EXERCISE. All vested Options may be exercised during the applicable Exercise Period in whole or in part by giving written notice to the corporation specifying the number of Option Shares to be purchased. The notice must be directed to the Corporation at its principal office address, which currently is the address set forth in Paragraph 14. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment to the Corporation in full for the Option Shares to be purchased upon such exercise, in cash, certified check, cashier's check, money order or other form of payment acceptable to the Corporation.


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                                                                Exhibit 10(h)

            5. DELIVERY OF SHARES. Promptly after such payment referred to in Section 4, the Corporation shall issue and deliver to the Optionee a certificate or certificates representing the shares of stock so purchased, registered in the name of the Optionee.

            6. NON-TRANSFERABILITY. The Options may not be assigned or transferred except, in the event of the death of the Optionee, by will or the laws of descent and distribution to the extent provided in Section 7 below. The Options are exercisable during the Optionee's lifetime only by the Optionee.

            7.     TERMINATION OF SERVICE OF THE OPTIONEE.

            (a)    Death or Disability.  If the Optionee dies or becomes
                   -------------------
disabled (as hereinafter defined) following the date of the grant of the Options and while in the employ of the Corporation, and while Options granted hereunder are still in force and unexpired, the Optionee or his designated beneficiary or estate may exercise such options within a period of one year succeeding the death or disability of the optionee but only to the extent that the Option was vested at date of death or disability and, therefore, the Optionee was entitled to exercise such Options on the date of death or disability. No Options shall vest on or after date of termination of employment for death or disability. The term "disabled" means, the Optionee is unable to engage in employment activity for the Corporation by reason of a physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration, as verified by competent medical evidence.

            (b)    Reasons Other Than Death or Disability.  If the Optionee's
                   --------------------------------------
employment with the Corporation is terminated for any reason other than death or disability, any and all unexercised Options shall expire and terminate immediately.

            8. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION OF THE CORPORATION. In the event of any change in the outstanding shares of common stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of common stock, the number and class of shares covered by the Options and the Exercise Price shall be appropriately adjusted by the Corporation, whose determination shall be conclusive.

            9. EFFECT OF CHANGE IN CONTROL WHERE CORPORATION SURVIVES. Each of the events specified in the following clauses (i) through (iii) of this Paragraph 9 shall be deemed a "change in control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of 25% or more of the then outstanding shares of common stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote for the election of the Board of Directors of the Corporation (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation or (iii) the shareholders of the Corporation shall approve an agreement providing a sale or other disposition of all or substantially all the assets of the Corporation. In the event of a "change in control," all Options theretofore granted and not fully exercisable shall become fully vested and become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms.


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                                                                Exhibit 10(h)

            10. ASSIGNMENTS AND TRANSFERS. No right or interest of the Optionee may be assigned, encumbered or transferred except, in the event of the death of the Optionee, by will or the laws of descent and distribution.

            11. OPTIONEE REPRESENTATIONS. Optionee represents and warrants:

            (a) Optionee is receiving the Options for his own account and not with a view to or for sale in connection with any distribution of such Options or Option Shares, or any part thereof, in any transaction which would be in violation of the securities laws of the United States of America or any state thereof. Optionee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person with respect to the Options or the Option Shares.

            (b) Optionee (i) has acquired or has access to sufficient information about the Corporation to reach informed knowledgeable decisions about the Options and Option Shares, and (ii) has such knowledge and experience in financial and business matters to enable him to utilize the information made available to him in his management position with the Corporation to evaluate the merits and risks of an investment in the Option Shares and to make an informed decision with respect thereto.

            12. STOCKHOLDER RIGHTS NOT GRANTED BY THE OPTIONS. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

            13. WITHHOLDING TAX. Where the Optionee or another person is entitled to receive Option Shares pursuant to the exercise of the Options, the Corporation shall have the right to require the Optionee or such other person to pay to the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld, or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local law.


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                                                                Exhibit 10(h)

            14. NOTICES. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the President of 1st Source Corporation, 100 North Michigan Street, South Bend, Indiana 46601. Any notices hereunder to the optionee shall be delivered personally or mailed to the Optionee's home address as reflected in the records of the Corporation. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to the Optionee, as the case may be.

            15. OPTIONEE SERVICE. Nothing shall limit the right of the Corporation contained herein to terminate the Optionee's service as a director, officer or employee, or otherwise impose upon the Corporation or any obligation to employ or accept the services of the Optionee.

            16. OPTIONEE ACCEPTANCE. The Optionee shall signify his acceptance of the terms and conditions of the Options by signing in the space provided below.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    1st SOURCE CORPORATION
                                    ("Corporation")

Date Signed: 12/31/91               By /s/ ERNESTINE M. RACLIN
            ---------------------      ---------------------------------------
                                       Ernestine M. Raclin
                                       Chairman


                                    ACCEPTED:

Date Signed: 12/31/91               /s/ CHRISTOPHER J. MURPHY, III
            ---------------------   ------------------------------------------
                                    Christopher J. Murphy, III
                                    ("Optionee")


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                                                                Exhibit 10(h)

                               AMENDMENT TO
                          1ST SOURCE CORPORATION
                   NON-QUALIFIED STOCK OPTION AGREEMENT

      The 1st Source Corporation Non-Qualified Stock Option Agreement, effective January 1, 1992, between 1st Source Corporation and Christopher J. Murphy, III is hereby amended as follows:

      1.    Section 6 is amended in its entirety to read as follows:

            6.     Non-Transferability.  The Option may not be assigned,
                   -------------------
                   encumbered, or transferred except (a) in the event of the death of the Optionee, by will or the laws of descent and distribution to the extent provided in Section 7 or (b) by transfer without consideration as provided in Section 10. The Option is exercisable during the Optionee's lifetime only by the Optionee or a Permitted Transferee. as defined in Section 10.

            2. Subsection (a) of Section 7 is amended in its entirety to read as follows:

                   (a)   Death or Disability.  If tile Optionee dies or
                         -------------------
                         becomes disabled (as hereinafter defined) following the date of the grant of the Option and while in the employ of the Corporation, and while Options granted hereunder are still in force and unexpired, the Optionee, his designated beneficiary or estate, or a Permitted Transferee pursuant to Section 10 may exercise such Options within a period of one year succeeding the death or disability of the Optionee but only to the extent that the Option was vested at date of death or disability and, therefore, the Optionee or Permitted Transferee was entitled to exercise such Option on the date of death or disability. No Options shall vest on or after the date of termination of employment for death or disability. The term "Disabled" means that the Optionee is unable to engage in employment activity for the Corporation by reason of a physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration, as verified by competent medical evidence.

            3.     Section 10 is amended in its entirety to read as follows:

                   10.   Permitted Transfers.  Subject to such rules as the
                         -------------------
                         Corporation may adopt to preserve the purposes of the grant, the Optionee may transfer the Option without consideration to the following ("Permitted Transferees"):

                   (i) a member of the Optionee's immediate family, including, only his spouse, lineal descendants, and adopted children, his spouse's, lineal descendants and adopted children, and the legal representatives of any of those persons who are minors.

                   (ii) an irrevocable trust solely for the benefit of the Optionee and his


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                                                                Exhibit 10(h)

                         immediate family;

                   (iii) a partnership, limited liability company, or
                         corporate entity whose sole owners of its capital interests are the Optionee and his immediate family; or

                   (iv) a revocable trust with respect to which the Optionee, as settlor of the trust, retains the right of revocation or amendment until his death.

            Such a transfer shall be effective only if the Optionee notifies the Corporation in advance and in writing of the terms of the transfer and if the Corporation determines that the transfer complies with this Agreement. Upon transfer, the option shall remain subject to the terms of this Agreement, except the Permitted Transferee may not transfer the option otherwise than be will or by the laws of descent and distribution.

            4.     Section 13 is amended in its entirety to read as follows:

            13.    Special Payment and Withholding.  Upon exercise of a
                   -------------------------------
                   nonstatutory stock option pursuant to the terms of the Plan, the Corporation shall also make a special payment to the Optionee. The special payment shall be in an amount such that, after payment by the Optionee of income and employment taxes imposed on the special payment, the Optionee shall retain an amount equal to the Optionee's income and employment tax liability imposed on the option exercise. The Corporation may withhold a sufficient sum from the special payment, or require the Optionee or Permittee Transferee to make other arrangements satisfactory to the Corporation, to satisfy the Corporation's tax withholding obligations with respect to both the option exercise and the special payment.

            This Amendment is effective the   1st  day of    March , 1997.
                                            ------        ---------

                                               1ST SOURCE CORPORATION


Signed by Directive of Philip J. Faccenda,     By /s/ LARRY E. LENTYCH
Chairman of the Executive Comepnsation           -----------------------------
Committee                                        Larry E. Lentych, CFO



                                               /s/ CHRISTOPHER J. MURPHY, III
                                               -------------------------------
                                                   Optionee

      The 1st Source Corporation Non-Qualified Stock Option Agreement (the "Agreement") effective January 1, 1992, between 1st Source Corporation and Christopher J. Murphy III, as amended, is hereby further amended as follows:


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                                                                Exhibit 10(h)

      Delete in its entirety the Amendment to the Agreement dated March 1, 1997, with reference to Section 13, and reinsert the original Section 13, as was first contained in the provisions of the Stock Option Agreement that was effective January 1, 1992.

      By execution below, each party hereto consents to this Amendment and also consents to a new amendment to the 1992 Stock Option Plan (the "Plan"), which was previously amended to add Section 5.10, and which is now to be further amended to delete said Section 5.10 in its entirety from the previous Plan Amendment.

      This Amendment is effective December 11, 1997.


                                       1ST SOURCE CORPORATION

                                       By/s/ LARRY E. LENTYCH
                                          ------------------------------------
                                          Larry E. Lentych


                                       OPTIONEE

                                       /s/ CHRISTOPHER J. MURPHY, III
                                       ---------------------------------------
                                           Christopher J. Murphy, III